Exhibit 32.1
Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
     In connection with the Quarterly Report of Cadence Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Theodore R. Schroeder, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 30, 2006	/s/ Theodore R. Schroeder

Theodore R. Schroeder
President and Chief Executive Officer
(principal executive officer of the registrant)
     In connection with the Report, I, William R. LaRue, Senior Vice President, Chief Financial
Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 30, 2006	/s/ William R. LaRue

William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer
and Secretary
(principal financial and accounting officer of the registrant)